EXHIBIT 3

                            Certificate of Amendment

                                       of

                          Certificate of Incorporation

                                       of

                       AMERICAN MEDICAL TECHNOLOGIES, INC.

                Under Section 242 of the General Corporation Law

      It is hereby certified that:

      1. The name of the corporation is American Medical Technologies, Inc. (the "Corporation").

      2. The amendment of the certificate of incorporation effected by this certificate of amendment is to change the name of the Corporation.

      3. To accomplish the foregoing amendment, the certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

         "FIRST: The name of the corporation (hereinafter sometimes called the "Corporation") is Tidel Technologies, Inc."

      3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 211 and 242 of the General Corporation Law of the State of Delaware.

Signed and acknowledged on July 16, 1997.

                                             AMERICAN MEDICAL TECHNOLOGIES, INC.

                                             By:  /S/ JAMES T. RASH
                                                  James T. Rash, President,
                                                  Chief Executive Officer and
                                                  Chief Financial Officer
ATTEST:

/S/ LEONARD L. CARR, JR.
Leonard L. Carr, Jr.,
Secretary